EXHIBIT 13


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

GREENWAY PARTNERS, L.P.,            :
GREENTREE PARTNERS, L.P.,           :
GREENHOUSE PARTNERS, L.P.,          :
GREENHUT, L.L.C., GREENBELT         :
CORP., GREENSEA OFFSHORE,           :
L.P., ALFRED D. KINGSLEY and        :
GARY K. DUBERSTEIN,                 :
                                    :
                  Plaintiffs,       :
                                    :
            v.                      :
                                    :
INLAND STEEL INDUSTRIES, INC.,      :
A. ROBERT ABBOUD, ROBERT J.         :
DARNALL, JAMES A. HENDERSON,        :
ROBERT B. McKERSIE, LEO F.          :
MULLIN, JEAN-PIERRE ROSSO,          :
JOSHUA I. SMITH, NANCY H.           :
TEETERS and ARNOLD R. WEBER,        :
                                    :
                  Defendants.       :


                                    O R D E R
                                    ---------

            AND NOW, this 12th day of August, 1998, the Court having considered the Verified Complaint, plaintiff's Motion for a Temporary Restraining Order,

the briefs filed by counsel and the arguments of counsel, and for the reasons stated on the record, at the hearing held on August 10, 1998,

            IT IS HEREBY ORDERED that:

            1. Plaintiffs' request to restrain defendants from taking any steps to purchase any shares or otherwise consummate its "Dutch auction" self tender offer scheduled to close at midnight on Friday, August 14, 1998 (the

"Self-Tender") is denied conditioned upon defendants' consent to the terms of paragraph 2 of this Order.


            2. In the event that plaintiffs tender their shares into the

Self-Tender, neither the act of tendering nor the act of checking the box on the

Letter of Transmittal indicating their willingness to accept the purchase price resulting from the Dutch auction nor the act of accepting the purchase price shall be deemed to moot this controversy or constitute acquiescence to the

Self-Tender. Nor shall such acts constitute a waiver of plaintiffs' right to seek any legal or equitable



NYFS11...:\92\56392\0003\91\ORD8128P.300
remedy, including but not limited to an order of rescission that would require defendants to sell back to plaintiffs all of their tendered shares in registered form at the price determined by the Self-Tender and would provide that the holding of such shares shall not subject plaintiffs to an Adverse Person determination or, alternatively, appropriate rescissory or compensatory damages.


            3. This Order shall be effective immediately and shall continue until further order of this Court.


                                    /s/ Jack B. Jacobs
                                    --------------------------------------
                                    Vice Chancellor Jack B. Jacobs








                                       2